Cohen Fund Audit Services, Ltd.	216.649.1700
1350 Euclid Ave., Suite 800	216.579.0111 fax
Cleveland, OH 44115-1877
www.cohenfund.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants for BRC Large Cap Focus Equity Fund, a series of the Valued Advisers Trust, we hereby consent to all references to our firm included in or made a part of the Statement of Additional Information in this Post-Effective Amendment to the Valued Advisers Trust Registration Statement on Form N-1A

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

December 20, 2012

Registered with the Public Company Accounting Oversight Board